UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2007

Commission File Number: 0-31297

HEMIS CORPORATION
(Exact Name of Registrant as Specified in Charter)

NEVADA
(state or other jurisdiction of incorporation or organization)

Bettlistrasse 35
8600 Dübendorf, Switzerland
(Address of principal executive offices)

(702) 387 2382
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Option Extension Agreement

On October 3,, 2007 Hemis Corporation (“Hemis”) entered into a letter of agreement (the “Extension Agreement”) with Corex Gold Corp (“Corex”). The Extension Agreement amends the option agreement dated January 29, 2007 between Hemis and Corex (the “Option Agreement”), whereby Hemis obtained the right to acquire a 49% interest (the “Property Interest”) in all interests, right or title held by Corex in and to certain mineral concessions know as the Santa Rita property (the “Santa Rita Property”), located in Sierra Madre Oriental in Zacatecas, Mexico.

According to the Option Agreement, in order for Hemis to exercise its option and acquire a 49% interest in all interest, right or title held by Corex in and to the Santa Rita Property, Hemis must pay or have paid the non-refundable installments of money and shares to Corex Gold as outlined in the following table:

Due Date	Monies	Shares	Status
January 31, 2007	US$200,000	25,000	Paid
July 31, 2007	US$200,000	75,000	Not Paid When Due
January 31, 2008	US$200,000	50,000
July 31, 2008	US$200,000	50,000
January 31, 2009	US$200,000
Total	US$950,000	200,000

Pursuant to the Extension Agreement, Corex extended the deadline for payment of the cash portion of the July 31, 2007 installment from July 31, 2007 until October 31, 2007. In consideration for that extension, Hemis has agreed to pay the 75,000 share component of the July 31, 2007 installment by October 12, 2007 which Hemis has paid in advance of the deadline. Accordingly, the revised payment schedule for the Option Agreement as amended by the Extension Agreement is as follows:

Due Date	Monies	Shares	Status
January 31, 2007	US$200,000	25,000	Paid
October 12, 2007	$0	75,000	Paid
October 31, 2007	$200,000	0
January 31, 2008	US$200,000	50,000
July 31, 2008	US$200,000	50,000
January 31, 2009	US$200,000
Total	US$950,000	200,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2007	HEMIS CORPORATION
(Registrant)

By: /s/Norman Meier
       Chief Executive Officer